Exhibit 5.01

April 9, 2008

Natus Medical Incorporated

1501 Industrial Road

San Carlos, CA 94070

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (File Number 333-133480) (the “Registration Statement”) filed by Natus Medical Incorporated, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on April 24, 2006, as amended on August 9, 2006 and August 15, 2006, as subsequently supplemented by the prospectus filed with the Commission on August 18, 2006, and the prospectus supplement applicable to the Offering (as defined below), in connection with the registration under the Securities Act of 1933, as amended, of the proposed issuance and sale, from time to time, by the Company of shares of its common stock having a maximum aggregate public offering price of One Hundred Million Dollars ($100,000,000) (the “Stock”).

The Company currently proposes to sell up to an aggregate of 115,500 shares (the “Takedown Shares”) of the Company’s common stock, par value of $0.001 per share (the “Common Stock”), under the Registration Statement (the “Offering”), all of which will be sold to the Underwriter (as defined herein) pursuant to the election by the Underwriter to exercise in full the over-allotment option granted pursuant to that certain Purchase Agreement (the “Purchase Agreement”) dated April 4, 2008, by and between the Company and Roth Capital Partners, LLC (the “Underwriter”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	a copy of the Company’s Restated Certificate of Incorporation, certified with the Delaware Secretary on July 25, 2001 and amended on September 9, 2002;

(2)	a copy of the Company’s Amended and Restated Bylaws, as filed with the Commission on December 21, 2007, certified by the Assistant Secretary of the Company as being complete and in full force and effect as of the date hereof;

(3)	the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

(4)	the prospectus comprising part of the Registration Statement (the “Base Prospectus”), supplemented by the prospectus supplement applicable to the Offering (“Prospectus Supplement”);

(5)	the prospectus supplement dated August 17, 2006 relating to the Company’s previous offering of Common Stock under the Registration Statement;

(6)	the minutes of a meeting of the Company’s Board of Directors (the “Board”) held on April 3, 2008, which include resolutions approving the issuance of Stock and the establishment of a Pricing Committee of the Board (the “Pricing Committee”);

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April 9, 2008

(7)	the minutes of a meeting of the Pricing Committee held on April 3, 2008, which include resolutions approving the terms of the Offering, including the number of Takedown Shares to be offered and the price per share at which such Takedown Shares are to be offered in the Offering;

(8)	the stock records of the Company that the Company has provided to us (consisting of a certificate from the Company’s transfer agent verifying the number of the Company’s issued and outstanding shares of capital stock as of March 31, 2008;

(9)	a Management Certificate addressed to us dated April 4, 2008 executed by the Company containing certain factual representations (the “Management Certificate”);

(10)	the Current Report on Form 8-K with which this opinion is filed as an exhibit (the “Form 8-K”);

(11)	the Purchase Agreement; and

(12)	the form of certificate representing shares of Common Stock.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the genuineness of all signatures on original documents, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any documents reviewed by us, and the due authorization, execution and delivery of all documents where authorization, due execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that, if and to the extent that the Takedown Shares are issued in certificated form, the certificates representing the Takedown Shares will be, when issued, in the form of the certificate reviewed by us and properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any of the Takedown Shares, there will not have occurred any change in law affecting the validity of the Takedown Shares.

This opinion is limited to such California State and United States of America federal laws or statutes, the General Corporation Law of the State of Delaware as in effect on the date hereof, rules or regulations of any California State and United States of America federal courts or arbitrators or governmental or regulatory authorities, or consents, approvals, authorizations, orders, registrations or qualifications of or with any United States federal or California State court, arbitrator, administrative agency or governmental or regulatory authority, as in our experience are generally applied to transactions of the type provided for in the Purchase Agreement. We express no opinion herein with respect to any other laws or to the

Natus Medical Incorporated

April 9, 2008

application of the laws of any other jurisdiction. Additionally, we disclaim any opinion as to the application of any law of any city, county or other local subdivision of the States of California and Delaware. We have made no inquiry into, and express no opinion with respect to, any statutes, rules, regulations, treaties or common laws of any other nation, state or jurisdiction, or the effect on the transactions provided for in the Purchase Agreement of non-compliance under any such statutes, rules, regulations, treaties or common law. The opinions expressed herein are qualified by, and are subject to, and we express no opinion with respect to, compliance by the Company or the Underwriter with any state or foreign “blue sky” statute, rule or regulation in connection with the issuance and sale of the Securities pursuant to the Purchase Agreement.

Based upon the foregoing, it is our opinion that the Takedown Shares, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Base Prospectus and the Prospectus Supplement, and pursuant to the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Form 8-K and further consent to all references to us, if any, in the Registration Statement, the Base Prospectus and the Prospectus Supplement constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with the issuance and sale of Takedown Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion speaks as of the date first above written, and we assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

[Signature page follows]

Very truly yours,

FENWICK & WEST LLP

By:	/s/ Daniel J Winnike
Daniel J. Winnike, a Partner